Exhibit 99.1

  Foothill Independent Bancorp Posts Record Second Quarter Profits;
                       Net Income Increases 12%

    GLENDORA, Calif.--(BUSINESS WIRE)--July 19, 2004--Foothill Independent Bancorp (Nasdaq: FOOT), the holding company of Foothill Independent Bank, today reported that a continued focus on building core deposits and improved operating efficiencies resulted in record profits in the both the second quarter and first half of 2004. Net income increased 12% to $2.21 million, or $0.31 per diluted share, in the quarter ended June 30, 2004, compared to $1.97 million, or $0.28 per share in the second quarter last year. For the first six months of 2004, net income grew 10% to $4.41 million, or $0.62 per diluted share, from $4.00 million, or $0.56 per diluted share in the first half of 2003.
    "Foothill has posted another record quarter by following a basic banking strategy: growing high-quality earning assets funded by low-cost deposits," stated George Langley, President and CEO. "In the banking industry, this is an extremely efficient use of the capital provided by our shareholders, and as a result we have been recognized for our consistently high return on equity."
    Earlier this month, Foothill was ranked #52 in the Top 200 Publicly Traded Banks with less than $1 billion in assets by U.S. Banker magazine, based on three-year return on equity (ROE). Annualized ROE improved to 14.5% in the second quarter of 2004, from 13.6% in the second quarter last year. For the six months ended June 30, 2004, ROE improved to 14.4%, compared to 13.8% in the same period of 2003. Annualized return on average assets was 1.20% for the second quarter and 1.23% for the first six months of 2004, compared to 1.23% and 1.29%, respectively, in 2003.
    "We have positioned our balance sheet to benefit from a measured rise in interest rates," Langley continued. "While a severe rate hike would have a negative impact in the short-term, our low cost of funds and largely adjustable-rate portfolio should result in an expanded net interest margin as rates slowly increase. In addition, we have built a sizable securities portfolio, as our deposit generation has outpaced loan originations. We are currently seeing an increase in loan demand and are working to deploy that capital into higher-yielding loans while maintaining credit quality."

    Credit quality has remained exceedingly strong:

    -- Net recoveries were recorded in both the second quarter and first half of 2004.

    -- Non-performing assets (NPAs) declined to $185,000, or 0.02% of total assets at the end of the second quarter, compared to $1.75 million, or 0.27% of assets a year ago, and $626,000, or 0.09% of total assets at year-end 2003.

    -- The reserve for loan losses grew to $5.0 million at the end of the second quarter of 2004, representing 1.05% of gross loans and far exceeding NPAs.

    Total assets increased 15% to $744.3 million at the end of the second quarter, compared to $649.4 million a year ago, with total loans growing to $473.8 million, from $464.5 million at the midway point last year. The securities portfolio grew 74% to $162.5 million at June 30, 2004, compared to $93.4 million at the end of June last year. Total deposits were up 16% to $670.5 million at June 30, 2004, from $578.7 million a year earlier. Core deposits, consisting of low-cost savings and money market deposits and no-cost demand deposits, increased 21% to $602.0 million, representing 90% of total deposits at June 30, 2004, compared to $498.2 million, or 86% of total deposits at June 30, 2003. By comparison, time deposits decreased by 15% to $68.5 million at June 30, 2004, from $80.5 million a year ago. "Our focus on building core deposits has allowed us to post a net interest margin that, while off slightly from a year ago, continues to exceed that of most of our peers," Langley said. Net interest margin was 4.65% in the second quarter and 4.79% in the first six months of 2004, compared to 5.08% in the quarter last year and 5.25% for the first half of 2003.
    Net interest income grew 4% in both the quarter and six-month period ended June 30, 2004, due to an increase in average earning assets as well as decreased interest expense. Net interest income was $7.70 million in the second quarter of 2004, compared to $7.42 million last year, and $15.56 million in the first six months of the year, compared to $14.92 million a year ago. Other operating income remained largely unchanged, declining by 1% to $1.42 million in the second quarter of 2004, and increasing slightly to $2.83 million in the six months ended June 30, 2004.
    "Operating expenses were unchanged from a year ago at $5.67 million on a quarterly basis, and up only slightly to $11.51 million on a six-month basis," Langley said. "As a result, our efficiency ratio improved to 63.7% in the second quarter of 2004 from 64.6% a year ago, and to 64.3% for the six-month period, compared to 64.7% for the first half of 2003."
    Shareholders' equity was $61.3 million at June 30, 2004, compared to $58.6 million a year earlier, and book value increased to $9.12 per share at the end of the second quarter, from $8.90 per share at June 30, 2003. Capital ratios continue to be above the "Well-Capitalized" guidelines established by U.S. Bank Regulatory Agencies. The Tier 1 Leverage Ratio was 9.62% and the Total Risk-based Capital Ratio was 13.94% at June 30 2004.

    About Foothill Independent Bancorp

    Foothill Independent Bancorp is a one-bank holding company that owns and operates Foothill Independent Bank. The Bank currently operates 12 commercial banking offices in Los Angeles, San Bernardino and Riverside Counties. Foothill Independent Bank has consistently earned the highest ratings for safety and soundness from such bank rating firms as Findley Reports, Bauer Financial Services, and Veribanc.

    Forward Looking Information

    This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words "believe," "expect," "anticipate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are estimates of, or expectations or beliefs regarding, our future financial condition or future financial performance that are based on current information. Our future financial condition or operating results could differ significantly from our current expectations and beliefs due to a number of risks and uncertainties, including risks that could adversely affect our ability to grow earnings per share, expand net interest margin, maintain asset quality, or that could cause our operating expenses to increase,. Certain of those risks and uncertainties are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission. Readers of this Release are urged to read the cautionary statements, which are set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Factors That Could Affect Our Future Financial Performance" in Part II of that Report. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements contained in this Release, which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
              Dollars in Thousands, Except Per Share Data
                              (Unaudited)

                                         Three Months Ended
                                              June 30,         Percent
                                          2004        2003      Change
                                     ---------------------------------

Interest on loans & leases               $7,446      $7,717
Interest on  securities                   1,223         714
Interest on federal funds sold               84          96
Interest other                               30          29
                                     ----------- -----------
   Total Interest Income                  8,783       8,556        3%
Deposits                                    992       1,045
Interest on borrowings                       92          93
                                     ----------- -----------
   Total Interest Expense                 1,084       1,138       (5)%
Net interest income                       7,699       7,418        4%
Provision for loan losses                    --         100     (100)%
                                     ----------- -----------
Net Interest income after
 Provision for loan losses                7,699       7,318        5%

Fees on deposits                          1,291       1,283
Gain on sales of SBA loans                    3          --
Other                                       123         151
                                     ----------- -----------
   Total Other Operating Income           1,417       1,434       (1)%

Salaries and employee benefits            2,729       2,838
Occupancy and equipment                   1,010       1,020
Other                                     1,928       1,806
                                     ----------- -----------
   Total Other Operating Expenses         5,667       5,664        0%
                                     ----------- -----------
Income before taxes                       3,449       3,088
Income tax                                1,242       1,115
                                     ----------- -----------
     NET INCOME                          $2,207      $1,973       12%
                                     =========== ===========
Earnings per common share -- Basic        $0.33       $0.30       10%
                                     =========== ===========
Weighted average shares
 outstanding -- Basic                 6,722,111   6,538,092
                                     =========== ===========
Earnings per common share -- Diluted      $0.31       $0.28       11%
                                     =========== ===========
Weighted average shares
 outstanding -- Diluted               7,126,619   7,017,937
                                     =========== ===========

                                          Six Months Ended
                                              June 30,         Percent
                                          2004        2003      Change
                                     ---------------------------------

Interest on loans & leases              $15,092     $15,564
Interest on  securities                   2,350       1,348
Interest on federal funds sold              166         191
Interest other                               54          62
                                     ----------- -----------
   Total Interest Income                 17,662      17,165        3%
Deposits                                  1,916       2,056
Interest on borrowings                      184         186
                                     ----------- -----------
   Total Interest Expense                 2,100       2,242       (6%)
Net interest income                      15,562      14,923        4%
Provision for loan losses                    --         100     (100%)
                                     ----------- -----------
Net Interest income after
 Provision for loan losses               15,562      14,823        5%

Fees on deposits                          2,557       2,515
Gain on sales of SBA loans                    5           1
Other                                       272         268
                                     ----------- -----------
   Total Other Operating Income           2,834       2,784        2%

Salaries and employee benefits            5,356       5,729
Occupancy and equipment                   2,125       2,001
Other                                     4,028       3,606
                                     ----------- -----------
   Total Other Operating Expenses        11,509      11,336        2%
                                     ----------- -----------
Income before taxes                       6,887       6,271
Income tax                                2,476       2,267
                                     ----------- -----------
     NET INCOME                          $4,411      $4,004       10%
                                     =========== ===========

Earnings per common share -- Basic        $0.66       $0.61        8%
                                     =========== ===========
Weighted average shares
 outstanding -- Basic                 6,719,770   6,550,454
                                     =========== ===========

Earnings per common share -- Diluted      $0.62       $0.56       11%
                                     =========== ===========
Weighted average shares
 outstanding -- Diluted               7,150,532   7,127,518
                                     =========== ===========

NOTE: Per share data for the quarter ended June 30, 2003 has been retroactively adjusted for stock dividends paid subsequent to December 31, 2003.



             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                           At June 30,      Percentage
                                         2004       2003      Change
                                     ---------------------------------
ASSETS:                              (Dollars in thousands)

Noninterest earning demand deposits
 and cash on hand                      $39,253    $34,745
Federal funds sold and overnight
 repurchase agreements                  36,700     29,500
Interest-earning deposits                8,218      8,514
                                     ----------- -----------
 Total Cash and Cash Equivalents        84,171     72,759       16%

Securities available for sale          155,601     83,896
Securities held to maturity              6,872      9,480
                                     ----------- -----------
 Total Securities                      162,473     93,376       74%

Loans and leases receivable            473,833    464,549        2%
Reserve for loan losses                 (4,989)    (4,665)
                                     ----------- -----------
 Loans & Leases Receivable, Net        468,844    459,884        2%

Accrued interest receivable              2,717      2,321
Other real estate owned                     --         --
Premises and equipment                   4,872      5,139
Federal Home Loan Bank (FHLB) stock,
 at cost                                 3,389        366
Federal Reserve Bank (FRB) stock, at
 cost                                      351        229
Other assets                            17,482     15,310
                                     ----------- -----------
       TOTAL ASSETS                   $744,299   $649,384       15%
                                     =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Liabilities:
Non-interest bearing demand deposits  $250,988   $212,943
Savings & NOW deposits                 160,407    144,744
Money market deposits                  190,612    140,502
Time deposits                           68,493     80,471
                                     ----------- -----------
  Total Deposits                       670,500    578,660       16%

Accrued employee benefits                3,239      2,869
Accrued interest and other
 liabilities                             1,013        990
Other debt                               8,248      8,248
                                     ----------- -----------
  Total Liabilities                    683,000    590,767       16%

Stockholders' Equity:
Common stock $0.001 par value --
 authorized: 25,000,000 shares;
 Issued and outstanding: 6,719,165
  and 6,516,214 shares, respectively         7          6
Additional paid-in capital              67,458     52,790
Retained earnings                       (4,458)     5,427
Accumulated other comprehensive
 income net of taxes                     (1708)       394
                                     ----------- -----------
  Total Stockholders' Equity            61,299     58,617        5%
                                     ----------- -----------
       TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY          $744,299   $649,384       15%
                                     =========== ===========


             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                     CONSOLIDATED FINANCIAL RATIOS
                               (unaudited)

                           Three Months Ended(1)   Six Months Ended(1)
                                  June 30,              June 30,
                               2004    2003          2004    2003
                           ---------------------   -------------------

Return on average assets       1.20%   1.23%         1.23%   1.29%
Return on average equity      14.54%  13.59%        14.43%  13.82%
Efficiency ratio              63.74%  64.59%        64.25%  64.68%
Annualized operating
 expense/average assets        3.09%   3.54%         3.20%   3.64%
Net interest margin            4.65%   5.08%         4.79%   5.25%
Tier 1 capital ratio           9.62%  10.30%         9.62%  10.30%
Risk adjusted capital ratio   13.94%  13.74%        13.94%  13.74%

(1) All ratios have been annualized.



             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                   OTHER CONSOLIDATED FINANCIAL DATA
                              (unaudited)

                             Three Months Ended     Six Months Ended
                                  June 30,              June 30,
                               2004      2003        2004      2003
                             ------------------     ----------------
                                      (Dollars in thousands)

Net loans and leases        $468,844  $459,884    $468,844  $459,884
Non-performing/
 non-accrual loans(1)
  Amounts                       $185    $1,748        $185    $1,748
  As a percentage of gross
   loans                        0.04%     0.38%       0.04%     0.38%
Real estate owned -- loans       $--       $--         $--       $--
Total non-performing assets
  Amounts                       $185    $1,748        $185    $1,748
  As a percentage of total
   assets                       0.02%     0.27%       0.02%     0.27%
Loan loss reserves
  Amounts                     $4,989    $4,665      $4,989    $4,665
  As a percentage of gross
   loans                        1.05%     1.00%       1.05%     1.00%
Loan loss provision              $--      $100         $--      $100
Net charge-offs (recoveries)    $(35)      $(6)       $(42)      $(7)

(1) Non-Accrual loans are loans that have made no payments of principal or interest for more than 90 days.



                                    At June 30,
                                  2004      2003
                                 -----     -----

Book Value Per Share(1)          $9.12     $8.90

(1) Adjusted for stock dividends issued subsequent to December 31, 2003 and 2002.



             FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES
                           AVERAGE BALANCES

                              Three Months Ended    Six Months Ended
                                   June 30,             June 30,
                                2004      2003       2004      2003
                              ------------------    ----------------
ASSETS                                     (In Thousands)

Earning assets:
Interest-earning deposits      $7,820    $7,346     $7,204    $7,250
Federal funds sold and
 overnight repurchase
 agreements                    35,548    33,543     35,136    33,277
Investment securities         157,154    93,185    148,537    83,595
Loans and leases (net of
 unearned income)             470,848   455,357    467,112   450,028
                             --------- ---------  --------- ---------
   Total earning assets       671,370   589,431    657,989   574,150
Loan loss reserve              (4,979)   (4,626)    (4,961)   (4,622)
Non-earning assets             66,606    54,665     65,864    53,132
                             --------- ---------  --------- ---------
     Total Assets            $732,997  $639,470   $718,892  $622,660
                             ========= =========  ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
Deposits:
Savings and interest bearing
 transaction accounts        $343,503  $280,968   $334,463  $269,861
  Certificates of deposit,
   $100,000 or more            30,109    31,828     30,233    32,655
  Other time deposits          40,938    49,754     42,217    49,920
                             --------- ---------  --------- ---------
    Total interest-bearing
     deposits                 414,550   362,550    406,913   352,436
Other interest-bearing
 liabilities                    8,000     8,000      8,000     8,000
                             --------- ---------  --------- ---------
    Total interest bearing
     liabilities              422,550   370,550    414,913   360,436

Non-interest bearing
 liabilities:
Demand deposits               244,820   206,619    237,386   199,872
Other non-interest bearing
 liabilities                    4,880     4,233      5,447     4,416
                             --------- ---------  --------- ---------
    Total liabilities         672,250   581,402    657,746   564,724

Stockholders' equity           60,747    58,068     61,146    57,936
                             --------- ---------  --------- ---------
    Total Liabilities and
     Stockholders' Equity    $732,997  $639,470   $718,892  $622,660
                             ========= =========  ========= =========

    CONTACT: Foothill Independent Bancorp
             G. Langley, 626-963-8551